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                         CONSENT OF ARTHUR ANDERSEN LLP

                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our reports dated April 6, 2001, and to all references to our firm included in this Form 8-K into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-01217, 333-50423, and 333-53353) and Form S-8 (File Nos.
333-12877, 333-46386, 333-46388, 333-49149, 333-57729, 333-72307, and
333-93911).

Baltimore, Maryland
May 21, 2001